Exhibit 4.3

EXECUTION COPY
          FOURTH SUPPLEMENTAL INDENTURE, dated as of January 19, 2007, to the Indenture dated as of August 29, 2000 (as amended and supplemented to the date hereof, the “Indenture”), by and among EOP Operating Limited Partnership, a Delaware limited partnership (the “Issuer”), Equity Office Properties Trust, a Maryland real estate investment trust (the “Company”), U.S. Bank National Association, as trustee (the “Trustee”) and, solely with respect to the Internotes (as defined below), BNY Midwest Trust Company (the “Additional Trustee”).
W I T N E S S E T H:
          WHEREAS, the Issuer, the Company and the Trustee have heretofore executed and delivered the Indenture, the Issuer, the Company and the Additional Trustee have heretofore executed and delivered the New Trustee Appointment Agreement dated as of June 10, 2004, and the Issuer has issued pursuant to the Indenture, among other securities, the following securities: 7.75% Notes due 2007 (the “7.75% Notes”), Floating Rate Notes due 2010 (the “2010 Floating Rate Notes”), 4.65% Notes due 2010 (the “4.65% Notes”), 7.00% Notes due 2011 (the “7.00% Notes”), 6.75% Notes due 2012 (the “6.75% Notes”), 5.875% Notes due 2013 (the “5.875% Notes”), 4.75% Notes due 2014 (the “4.75% Notes”), Floating Rate Notes due 2014 (the “2014 Floating Rate Notes”), 7.875% Notes due 2031 (the “7.875% Notes”) and the Internotes listed on Schedule 1 hereto (the “Internotes” and together with the 7.75% Notes, the 2010 Floating Rate Notes, the 4.65% Notes, the 7.00% Notes, the 6.75% Notes, the 5.875% Notes, the 4.75% Notes, the 2014 Floating Rate Notes and the 7.875% Notes, collectively, the “Notes”);
          WHEREAS, Section 902 of the Indenture provides that the Issuer, the Company and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes affected by such supplemental indenture, enter into a supplemental indenture for the purpose of amending certain provisions of (i) the Indenture and (ii) the Notes;
          WHEREAS, in connection with the mergers, including the merger of the Company with Blackhawk Acquisition Trust, a Maryland real estate investment trust, with Blackhawk Acquisition Trust continuing as the surviving real estate investment trust (the “EOPT Merger”), contemplated by the Agreement and Plan of Merger dated as of November 19, 2006, as amended to the date hereof, among the Company, the Issuer, Blackhawk Parent LLC, a Delaware limited liability company, Blackhawk Acquisition Trust and Blackhawk Acquisition, L.P., a Delaware limited partnership, the Issuer has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of December 26, 2006 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal, dated as of December 26, 2006 (as the same may be amended or supplemented from time to time, the “Consent and Letter of Transmittal” and, together with the Statement, with respect to the Notes, the “Offers”), from each Holder of the Notes;
          WHEREAS, in connection with the Offers, the Issuer has sought consents from Holders to certain amendments to the Indenture and to the Notes as set forth in Article Two and Article Three of this Fourth Supplemental Indenture (the “Amendments”);

          WHEREAS, the Issuer has received the consents from Holders of not less than a majority of the outstanding principal amount of the Notes to effect the Amendments;
          WHEREAS, the Issuer and the Company have been authorized by resolution to enter into this Fourth Supplemental Indenture; and
          WHEREAS, all other acts and proceedings required by law and by the Indenture to make this Fourth Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Issuer, the Company, the Trustee and, solely with respect to the Internotes, the Additional Trustee, hereby agree as follows:
ARTICLE ONE
          SECTION 1.01. Definitions.
          Capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
          SECTION 2.01. Amendment of Certain Provisions in Article One.
          Section 101 of the Indenture, as it relates to the Notes but not the 4.00% Exchangeable Senior Notes due 2026 (the “Exchangeable Notes”), is amended by deleting from such Section those defined terms that, by virtue of the Amendments effected by this Fourth Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.
          SECTION 2.02. Amendment of Certain Provisions in Article Five.
          (a) Section 501 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of clauses (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu thereof.
          (b) Section 501 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is further amended by deleting the words “or any Significant Subsidiary” from clauses (f) and (g).
          SECTION 2.03. Elimination of Certain Provisions in Article Seven.
          Section 703 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.

          SECTION 2.04. Amendment of Certain Provisions in Article Eight.
          Section 801 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting clause (c) in its entirety and inserting the word “and” before clause (b).
          SECTION 2.05. Elimination of Certain Provisions in Article Ten.
          (a) Section 1004 of the Indenture is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (b) Section 1006 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (c) Section 1007 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (d) Section 1008 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (e) Section 1009 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          (f) Section 1010 of the Indenture, as it relates to the Notes but not the Exchangeable Notes, is amended by deleting the text of this Section in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          SECTION 2.06. Amendment of Certain Provisions in Article Fourteen.
          (a) Section 1404 of the Indenture is amended by deleting the text of clauses (b), (c), (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu of the text of each of these clauses.
ARTICLE THREE
          SECTION 3.01. Elimination of Certain Provisions in the Notes.
          The Notes are deemed to be amended as follows:
          (a) Each Note is deemed amended by the insertion of the following text on the reverse of the Note:

     “Notwithstanding anything to the contrary contained herein, the terms of the Indenture and this Note have been amended and the following provisions of the Indenture, and the corresponding provisions of this Note, are no longer applicable to this Note: clauses (d) and (e) of Section 501; references to “Significant Subsidiaries” in clauses (f) and (g) of Section 501; Section 703; clause (c) of Section 801; Section 1004; Section 1006; Section 1007; Section 1008; Section 1009; Section 1010; and clauses (b), (c), (d) and (e) of Section 1404.”
ARTICLE FOUR
          SECTION 4.01. Effectiveness of Fourth Supplemental Indenture; Operation of Amendments to Indenture and the Notes.
          (a) This Fourth Supplemental Indenture shall be effective upon its execution by the parties hereto. The Amendments set forth in Articles Two and Three hereof will only become operative concurrently with the consummation of the EOPT Merger, provided that all validly tendered Notes are accepted for purchase pursuant to the applicable Offers upon consummation of the EOPT Merger.
          (b) Notwithstanding anything to the contrary contained herein, this Fourth Supplemental Indenture shall have no effect with respect to or on the Exchangeable Notes.
          SECTION 4.02. Severability.
          In case any provision in this Fourth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 4.03. Continuing Effect of Indenture.
          Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.
          SECTION 4.04. Construction of Fourth Supplemental Indenture.
          This Fourth Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 4.05. Trust Indenture Act Controls.
          If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision of this Fourth Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Fourth Supplemental Indenture is executed, the provision required by said Act shall control.
          SECTION 4.06. Disclaimer.
          (a) The recitals contained in this Fourth Supplemental Indenture shall be taken as the statements of the Issuer and the Company. The Trustee and the Additional Trustee assume no responsibility for their correctness. The Trustee and the Additional Trustee make no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.
          (b) The Trustee, the Additional Trustee, the Issuer and the Company acknowledge and agree that the Trustee is acting in its capacity as trustee with respect to all Notes other than the Internotes, and that the Trustee shall not be responsible or liable for any actions of the Additional Trustee.
          (c) The Trustee, the Additional Trustee, the Issuer and the Company acknowledge and agree that the Additional Trustee is acting in its capacity as trustee solely with respect to the Internotes, and that the Additional Trustee shall not be responsible or liable for any actions of the Trustee.
          SECTION 4.07. Counterparts.
          This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the day and year first above written.

EOP OPERATING LIMITED PARTNERSHIP

By:	Equity Office Properties Trust, as General Partner

By	/s/ Stanley M. Stevens
Name: Stanley M. Stevens Title: Executive Vice President, Chief Legal Counsel and Secretary

EQUITY OFFICE PROPERTIES TRUST

By	/s/ Stanley M. Stevens
Name: Stanley M. Stevens Title: Executive Vice President, Chief Legal Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President

BNY MIDWEST TRUST COMPANY, as Additional Trustee solely with respect to the Internotes

By	/s/ M. Callahan
Name: M. Callahan Title: Vice President

SCHEDULE 1
Internotes

CUSIP No.	Security Description	Maturity Date
26876EAA3	4.750% Internotes due 2008	June 15, 2008
26876EAB1	5.250% Internotes due 2010	June 15, 2010
26876EAC9	4.550% Internotes due 2008	July 15, 2008
26876EAD7	5.100% Internotes due 2010	July 15, 2010
26876EAE5	4.600% Internotes due 2008	July 15, 2008
26876EAF2	5.150% Internotes due 2010	July 15, 2010
26876EAG0	4.300% Internotes due 2008	July 15, 2008
26876EAH8	4.850% Internotes due 2010	July 15, 2010
26876EAJ4	4.300% Internotes due 2008	July 15, 2008
26876EAK1	5.000% Internotes due 2011	January 15, 2011
26876EAL9	3.700% Internotes due 2007	July 15, 2007
26876EAM7	4.150% Internotes due 2008	July 15, 2008
26876EAN5	4.000% Internotes due 2008	October 15, 2008
26876EAP0	3.900% Internotes due 2008	October 15, 2008
26876EAQ8	3.800% Internotes due 2008	October 15, 2008
26876EAS4	3.900% Internotes due 2008	November 15, 2008
26876EAU9	3.950% Internotes due 2008	December 15, 2008
26876EAW5	4.100% Internotes due 2008	December 15, 2008
26876EAY1	3.950% Internotes due 2008	December 15, 2008
26876EBA2	4.000% Internotes due 2009	June 15, 2009
26876EBC8	4.000% Internotes due 2008	December 15, 2008
26876EBE4	4.000% Internotes due 2009	January 15, 2009
26876EBG9	4.000% Internotes due 2009	January 15, 2009
26876EBJ3	4.150% Internotes due 2009	January 15, 2009
26876EBL8	4.150% Internotes due 2009	January 15, 2009
26876EBM6	3.700% Internotes due 2007	February 15, 2007
26876EBN4	4.100% Internotes due 2009	February 15, 2009
26876EBP9	3.750% Internotes due 2007	February 15, 2007
26876EBQ7	4.150% Internotes due 2009	February 15, 2009
26876EBR5	4.050% Internotes due 2008	March 15, 2008
26876EBS3	4.250% Internotes due 2009	March 15, 2009
26876EBT1	4.400% Internotes due 2008	March 15, 2008
26876EBU8	4.750% Internotes due 2010	March 15, 2010
26876EBV6	4.400% Internotes due 2007	April 15, 2007
26876EBW4	4.800% Internotes due 2009	April 15, 2009
26876EBX2	4.300% Internotes due 2007	April 15, 2007

CUSIP No.	Security Description	Maturity Date
26876EBY0	4.450% Internotes due 2008	April 15, 2008
26876EBZ7	4.300% Internotes due 2007	April 15, 2007
26876ECA1	4.500% Internotes due 2008	April 15, 2008
26876ECB9	4.350% Internotes due 2008	June 15, 2008
26876ECC7	4.625% Internotes due 2010	June 15, 2010
26876ECD5	4.100% Internotes due 2007	June 15, 2007
26876ECE3	4.250% Internotes due 2008	June 15, 2008
26876ECF0	4.200% Internotes due 2008	June 15, 2008
26876ECG8	4.500% Internotes due 2011	June 15, 2011
26876ECH6	4.200% Internotes due 2007	June 15, 2007
26876ECJ2	4.350% Internotes due 2008	June 15, 2008
26876ECK9	4.400% Internotes due 2008	July 15, 2008
26876ECL7	4.500% Internotes due 2009	July 15, 2009
26876ECM5	4.400% Internotes due 2008	July 15, 2008
26876ECN3	4.500% Internotes due 2009	July 15, 2009
26876ECP8	4.450% Internotes due 2008	July 15, 2008
26876ECQ6	4.550% Internotes due 2009	July 15, 2009
26876ECR4	4.550% Internotes due 2008	September 15, 2008
26876ECS2	4.650% Internotes due 2009	September 15, 2009
26876ECT0	4.550% Internotes due 2008	September 15, 2008
26876ECU7	4.650% Internotes due 2009	September 15, 2009
26876ECV5	4.400% Internotes due 2008	September 15, 2008
26876ECW3	4.450% Internotes due 2009	September 15, 2009
26876ECX1	4.400% Internotes due 2008	September 15, 2008
26876ECY9	4.500% Internotes due 2009	September 15, 2009
26876ECZ6	4.650% Internotes due 2011	September 15, 2011
26876EDA0	4.450% Internotes due 2008	September 15, 2008
26876EDB8	4.550% Internotes due 2009	September 15, 2009
26876EDC6	4.700% Internotes due 2011	September 15, 2011
26876EDD4	4.550% Internotes due 2008	October 15, 2008
26876EDE2	4.650% Internotes due 2009	October 15, 2009
26876EDF9	4.700% Internotes due 2008	October 15, 2008
26876EDG7	4.800% Internotes due 2009	October 15, 2009
26876EDH5	4.750% Internotes due 2008	October 15, 2008
26876EDJ1	5.000% Internotes due 2011	October 15, 2011